UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2014

Anacor Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34973	25-1854385
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1020 East Meadow Circle
Palo Alto, CA 94303-4230

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (650) 543-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry Into a Material Definitive Agreement.

On October 16, 2014, Anacor Pharmaceuticals, Inc. (the “Company”) issued and sold $82.5 million aggregate principal amount of 2.00% Convertible Senior Notes due 2021 (the “144A Notes”) to Goldman, Sachs & Co., Jefferies LLC, Cowen and Company, LLC and Wedbush Securities Inc., as initial purchasers, for resale to qualified institutional buyers in a private offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Rule 144A under the Securities Act (the “144A Offering”). Included in the 144A Offering were $7.5 million aggregate principal amount of 144A Notes issued upon the exercise in full of the over-allotment option granted to the initial purchasers in the 144A Offering.  In addition, the Company issued and sold $8.0 million aggregate principal amount of 2.00% Convertible Senior Notes due 2021 (the “Venrock Notes” and, together with the 144A Notes, the “Notes”) in a concurrent private placement under the Securities Act to certain funds affiliated with Venrock Associates (the “Venrock Funds”), an affiliate of the Company (the “Venrock Sale”).  The Venrock Notes constitute part of the same series as the 144A Notes.  The Notes are general unsecured obligations of the Company.   The Notes bear interest at a fixed rate of 2.00% per year, payable semiannually in arrears on April 15 and October 15 of each year, beginning on April 15, 2015.  Subject to satisfaction of certain conditions and during certain periods, the Notes will be convertible at the option of holders into cash, shares of the Company’s common stock or a combination thereof, at the Company’s election. The Notes will mature on October 15, 2021, unless earlier purchased, redeemed or converted.

The Company received net proceeds from (i) the 144A Offering of approximately $79.6 million, after deducting the initial purchasers’ fees and (ii) the Venrock Sale of approximately $8.0 million. The Company used approximately $30.8 million of the net proceeds from the 144A Offering and Venrock Sale to repay in full its outstanding indebtedness under, and terminate, its loan and security agreement, dated as of June 7, 2013, as amended as of December 4, 2013, with Hercules Technology Growth Capital, Inc. and Hercules Technology III, L.P. (the “Loan Agreement”) and intends to use the remaining net proceeds for general corporate purposes.

Indenture

The Company issued the Notes pursuant to an indenture dated as of October 16, 2014 (the “Indenture”) by and between the Company and Wells Fargo Bank, National Association, as trustee.

Subject to satisfaction of certain conditions and during certain periods, the Notes will be convertible at the option of holders into cash, shares of the Company’s common stock or a combination thereof, at the Company’s election.  The conversion rate will initially be 32.2061 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $31.05 per share of the Company’s common stock).  The conversion rate and the corresponding conversion price will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. The initial conversion price of the Notes represents a premium of approximately 35% to the $23.00 per share closing price of the Company’s common stock on October 9, 2014.

If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to purchase for cash all or part of their Notes at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date. In addition, if certain make-whole fundamental changes occur or if the Company issues a notice of redemption for the Notes, the Company will, in certain circumstances, increase the conversion rate for any Notes converted in connection with such make-whole fundamental change or notice of redemption. The Notes will not be redeemable at the Company’s option prior to October 15, 2018.  On or after October 15, 2018, the Notes will be redeemable at the Company’s option if the last reported sale price of the Company’s common stock for at least 20 trading days in any 30 trading day period exceeds 130% of the conversion price for the Notes.

The Indenture provides for customary events of default.

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture and the form of Note, copies of which are included in Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In connection with the Venrock Sale, the Company entered into a registration rights agreement dated as of October 16, 2014 (the “Registration Rights Agreement”) with the Venrock Funds.  Pursuant to the Registration Rights Agreement, the Company has agreed, upon request from the Venrock Funds on up to three (3) separate occasions, from and after the one-year anniversary of the last date of original issuance of the Venrock Notes, to file a shelf registration statement on Form S-3 with the Securities and Exchange Commission to register the resale by the Venrock Funds of (1) the Venrock Notes, (2) any shares of the Company’s common stock issuable to the Venrock Funds upon conversion of the Venrock Notes or (3) any other securities that may be issued or distributed in respect of any of the securities described in (1) or (2) above by way of conversion, dividend, stock split or other distribution or specified corporate transactions (together, the “Registrable Securities”). Registrable Securities do not include any securities described above that were previously sold by the Venrock Funds to the public pursuant to an effective registration statement or Rule 144 under the Securities Act or are able to be sold by the Venrock Funds without volume limitations pursuant to Rule 144. The Venrock Funds will bear certain registration expenses and all selling expenses incurred in connection with any registration of the Registrable Securities pursuant to the Registration Rights Agreement.

The Company agreed, among other things, to indemnify the Venrock Funds and their officers, directors, stockholders and persons who control such persons against certain liabilities under the Securities Act in connection with the registration and sale of Registrable Securities pursuant to the Registration Rights Agreement.

The Venrock Funds’ registration rights will terminate on the first date on which (1) the Venrock Funds no longer hold Registrable Securities, (2) the Registrable Securities may immediately be resold by the Venrock Funds without volume limitations pursuant to Rule 144 under the Securities Act or (3) the Company ceases to be subject to the periodic reporting requirements pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

The description of the Registration Rights Agreement above is qualified in its entirety by reference to the text of the Registration Rights Agreement, a copy of which is attached as Exhibit 4.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the Indenture and the Notes is incorporated herein by reference.

Item 3.02.             Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. As described in Item 1.01 of this Current Report on Form 8-K, the 144A Notes were sold to the initial purchasers for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act and the Venrock Notes were sold to the Venrock Funds in a concurrent private placement under Section 4(a)(2) of the Securities Act. Any shares of the Company’s common stock issuable upon conversion of the Notes will be issued pursuant to Section 3(a)(9) of the Securities Act.

The Notes and the underlying shares of the Company’s common stock issuable upon conversion of the Notes have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 8.01.             Other Events.

The Company terminated the Loan Agreement in connection with the repayment in full of its outstanding indebtedness thereunder, as described in Item 1.01 of this Current Report on Form 8-K.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of October 16, 2014, by and between Anacor Pharmaceuticals, Inc. and Wells Fargo Bank, National Association.

4.2	Form of 2.00% Convertible Senior Note due 2021 (included in Exhibit 4.1).

4.3

Registration Rights Agreement, dated as of October 16, 2014, by and among Anacor Pharmaceuticals, Inc. and Venrock Healthcare Capital Partners, L.P., VHCP Co-Investment Holdings, LLC, Venrock Healthcare Capital Partners II, L.P. and VHCP Co-Investment Holdings II, LLC.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements regarding the 144A Offering and Venrock Sale and the Company’s intended use of the net proceeds thereof.  These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to update any forward-looking statement in this Current Report on Form 8-K except as required by law. These forward looking statements are based on assumptions by the Company’s management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.  Actual results may differ materially from those anticipated or predicted by the Company’s forward-looking statements as a result of various important factors, including, but not limited to, the fact that the Company’s management will have broad discretion as to the use of the remaining portion of the net proceeds from the sale of the Notes, the impact of general economic, industry, market or political conditions and the other risks identified in the Company’s periodic filings, including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANACOR PHARMACEUTICALS, INC.

By:	/s/ Ryan T. Sullivan
	Name:	Ryan T. Sullivan
	Title:	Senior Vice President and General Counsel

Date: October 16, 2014

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of October 16, 2014, by and between Anacor Pharmaceuticals, Inc. and Wells Fargo Bank, National Association.

4.2	Form of 2.00% Convertible Senior Note due 2021 (included in Exhibit 4.1).

4.3

Registration Rights Agreement, dated as of October 16, 2014, by and among Anacor Pharmaceuticals, Inc. and Venrock Healthcare Capital Partners, L.P., VHCP Co-Investment Holdings, LLC, Venrock Healthcare Capital Partners II, L.P. and VHCP Co-Investment Holdings II, LLC.